UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

DIVERSA CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 22, 2007, Diversa Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with UBS Securities LLC, Jefferies & Company, Inc., Canaccord Adams Inc. and Cantor Fitzgerald & Co. (collectively, the “Initial Purchasers”), relating to the issuance and sale by the Company to the Initial Purchasers of $100.0 million in aggregate principal amount of its 5.50% Convertible Senior Notes due 2027 (the “Notes”). The Company granted the Initial Purchasers an option to purchase up to an additional $20.0 million in aggregate principal amount of Notes to cover over-allotments, if any.

The Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). None of the Notes (including any shares of common stock issuable upon conversion thereof) have been registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to the registration requirements of, the Securities Act and applicable state securities laws. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The Company intends to use the net proceeds of this offering, which were approximately $95.5 million (after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company), for continued expansion of its biofuels business, continued investment on product development and commercialization efforts in its specialty enzyme business, and for general corporate and working capital purposes. Though this offering is not contingent upon Diversa’s pending merger with Celunol Corp. (the “Merger”), if the Merger is successfully consummated, Diversa intends to use a portion of the net proceeds from this offering to fund the operations of the combined company, including the planned construction of a demonstration-scale ethanol facility.

The Notes were issued pursuant to an Indenture, dated March 28, 2007 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, a national banking association, as trustee.

The Notes are the Company’s senior unsecured obligations and rank equally with all of its existing and future senior unsecured indebtedness. The Notes are effectively subordinated to all of the Company’s existing and future secured indebtedness and will be structurally subordinated to all existing and future liabilities of its subsidiaries, including trade payables.

The Notes bear interest at an annual rate of 5.50%, from and including March 28, 2007, payable semi-annually in arrears on April 1 and October 1.

The Notes are convertible under certain circumstances into shares of the Company’s common stock at an initial conversion rate of 122.5490 shares per $1,000 of principal amount of Notes, subject to adjustment in certain circumstances. This conversion rate is equivalent to a conversion price of $8.16 per share, which represents a 27.5% premium over the closing price per share of the Company’s common stock on March 22, 2007.

The Notes are redeemable at Diversa’s option on or after April 5, 2012, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus any accrued and unpaid interest.

In addition, the Notes are subject to repurchase at the option of holders on April 1, 2012, April 1, 2017 and April 1, 2022, and upon the occurrence of certain defined conditions, at a repurchase price in cash equal to 100% of the principal amount of the Notes being repurchased, plus any accrued and unpaid interest.

Upon the occurrence of specific fundamental changes, the holders of the Notes will have the right, subject to various conditions and restrictions, to require the Company to repurchase the Notes, in whole or in part, at a repurchase price in cash equal to 100% of principal amount of the Notes being repurchased, plus any accrued and unpaid interest. In addition, subject to certain exceptions, if the Company undergoes certain specific fundamental changes, the Company will pay a make whole premium by adjusting the conversion rate on the Notes converted in connection with such fundamental change.

If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to certain conditions set forth in the Indenture.

The following will be events of default under the Indenture:

•	the Company fails to pay any interest on the Notes when due and such failure continues for a period of 30 calendar days;

•	the Company fails to pay principal of the Notes when due;

•	the Company fails to satisfy its conversion obligations upon the exercise of a holder’s conversion right;

•	the Company fails to provide notice under certain circumstances;

•	the Company defaults in the payment of certain indebtedness for money borrowed or such indebtedness is accelerated under certain circumstances;

•

the Company fails to pay, bond or otherwise discharge any final non-appealable judgments for the payment of money, the aggregate uninsured portion of which is at least $15.0 million, if the judgments are not paid, stayed or discharged within 60 days;

•	the Company fails to perform or observe any other term, covenant or agreement in the Notes or the indenture for a period of 60 days after written notice of such failure; or

•	certain events involving the Company’s bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of the Company’s significant subsidiaries.

The Notes will mature on April 1, 2027.

In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated March 28, 2007 (the “Registration Rights Agreement”), with the Initial Purchasers. Under the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission a shelf registration statement for the resale of the Notes and the sale of the shares of common stock issuable upon conversion of the Notes within 90 calendar days of the date of issuance of the Notes. The Company also agreed to use its reasonable best efforts to cause such shelf registration statement to be declared effective within 180 calendar days of such issuance date. In the event that the Company fails to satisfy certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The descriptions of the Purchase Agreement, the Indenture and the Registration Rights Agreement, set forth above are qualified in their entirety by reference to the full and complete terms set forth in such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01. is hereby incorporated by reference in this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01. is hereby incorporated by reference in this Item 3.02.

Item 8.01. Other Events.

On March 28, 2007, the Company issued a press release announcing the closing of this transaction. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated March 28, 2007, between the Company and Wells Fargo Bank, National Association, a national banking association, as trustee, including Form of 5.50% Convertible Senior Note due 2027.

4.2	Registration Rights Agreement, dated March 28, 2007, among the Company and the Initial Purchasers identified therein.

10.1	Purchase Agreement, dated March 22, 2007, among the Company and the Initial Purchasers identified therein.

99.1	Press Release, dated March 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: March 28, 2007	By:	/s/ Anthony E. Altig
	Name:	Anthony E. Altig
	Title:	Senior Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1	Indenture, dated March 28, 2007, between the Company and Wells Fargo Bank, National Association, a national banking association, as trustee, including Form of 5.50% Convertible Senior Note due 2027.

4.2	Registration Rights Agreement, dated March 28, 2007, among the Company and the Initial Purchasers identified therein.

10.1	Purchase Agreement, dated March 22, 2007, among the Company and the Initial Purchasers identified therein.

99.1	Press Release, dated March 28, 2007.